Exhibit 21.1
 MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUBSIDIARIES
(as of December 31, 2019)

Subsidiaries Organized in the United States	Jurisdiction of Organization

Aqua Hospitality LLC	Delaware

Aqua-Aston Hospitality, LLC	Hawaii

Flex Collection LLC	Florida

GDVI, LLC*	Delaware

Great Destinations, Inc.*	Nevada

Hard Carbon, LLC	Nevada

Highlands Inn Investors II, L.P.*	Delaware

HPC Developer LLC	Delaware

HTS-CHC (Sedona), L.L.C.*	Delaware

HTS-Maui, L.L.C.	Delaware

HTS-San Antonio, L.P.	Delaware

HTS-Sedona, Inc.	Delaware

HV Global Group, Inc.	Delaware
Entity also does business under the name:
• Hyatt Vacation Ownership

HV Global Management Corporation	Delaware
Entity also does business under the name:
• Hyatt Vacation Ownership

HV Global Marketing Corporation	Florida
Entity also does business under the name:
• Hyatt Vacation Ownership

ILG, LLC	Delaware

Interval Acquisition Corp.	Delaware

Interval International, Inc.	Florida

Kauai Blue, Inc.	Delaware
Entity also does business under the name:
• Sheraton Kauai

Lagunamar Cancun Mexico, Inc.	Florida

Marriott Ownership Resorts Procurement, LLC	Delaware

Marriott Ownership Resorts, Inc.	Delaware

Subsidiaries Organized in the United States	Jurisdiction of Organization
Entity also does business under the names:
• Deck 12
• Declan
• Grande Pines Golf Club
• Grand Residence by Marriott
• Grand Residences by Marriott
• Horizons by Marriott Vacation Club
• International Golf Club
• Marriott Golf Academy
• Marriott Vacation Club
• Marriott Vacation Club International
• Marriott Vacation Club International Corp.
• Marriott Vacation Club International, Corp.
• Marriott's Custom House
• Marriott’s Mountainside Resort
• Marriott’s Summit Watch
• Marriott’s Waiohai Beach Resort
• The Declan Suites
• The Declan Suites San Diego
• The Marketplace
• The Pool Patio and Grill

Marriott Resorts Hospitality Corporation	South Carolina
Entity also does business under the names:
• Horizons by Marriott Vacation Club
• Marriott Vacation Club International
• Marriott Vacation Club International Inc.
• Marriott Vacation Club, New York City
• Marriott Vacation Club, South Beach
• Marriott Vacation Club Pulse, New York City
• Marriott’s Custom House
• Marriott’s Legends Edge at Bay Point
• Marriott’s Oceana Palms
• Marriott’s Villas at Doral
• Marriott’s Willow Ridge Lodge
• Reflections
• Strand Bistro
• The Market Place
• Tidewater’s Sweets and Sundries
• Top of the Strand

Marriott Resorts Title Company, Inc.	Florida
Entity also does business under the name:
• Marriott Resorts Title, Inc.

Marriott Resorts, Travel Company, Inc.	Delaware
Entity also does business under the names:

Subsidiaries Organized in the United States	Jurisdiction of Organization
• Marriott Vacation Club International
• Marriott Vacation Club International Two
• MVC Exchange Company

Maui Condo and Home, LLC	Hawaii

MORI SPC Series Corp.	Delaware

MVCO Series LLC	Delaware

MVW 2019-1 LLC	Delaware

MVW 2019-2 LLC	Delaware

MVW of Hawaii, Inc.	Delaware
Entity also does business under the names:
• Marketplace Express
• Marriott’s Ko Olina Beach Club
• Marriott’s Maui Ocean Club
• Marriott’s Waiohai Beach Club
• The Marketplace at Ko Olina

MVW of Nevada, Inc.	Nevada
Entity also does business under the name:
• Marriott’s Grand Chateau

MVW SSC, Inc.	Delaware

MVW US Holdings, Inc.	Delaware

MVW US Services, LLC	Delaware

MVW Warehouse I LLC	Delaware

Owners' Resorts & Exchange, Inc.	Utah

Pelican Landing Timeshare Ventures Limited Partnership	Delaware

Points of Colorado, Inc.	Colorado

R.C. Chronicle Building, L.P.	Delaware

Sheraton Flex Vacations, LLC	Florida

Steamboat Resort Village LLC	Delaware

The Ritz-Carlton Development Company, Inc.	Delaware
Entity also does business under the name:
• The Ritz-Carlton Destination Club

The Ritz-Carlton Management Company, L.L.C.	Delaware

Trading Places International, Inc.	California

Vacanza 2019-A LLC	Delaware

Subsidiaries Organized in the United States	Jurisdiction of Organization
Vacation Resorts International	California

Vistana Arizona Management, Inc.	Arizona

Vistana Aventuras, Inc.	Florida

Vistana California Management, Inc.	California

Vistana Colorado Management, Inc.	Colorado

Vistana Development, Inc.	Florida
Entity also does business under the name:
• Vistana Development, Ltd.

Vistana Hawaii Management, Inc.	Hawaii

Vistana Management, Inc.	Florida
Entity also does business under the name:
• Vistana Management, Ltd.

Vistana MB Management, Inc.	South Carolina

Vistana Scottsdale Management, Inc.	Arizona

Vistana Signature Experiences, Inc.	Delaware

Vistana Signature Network, Inc.	Delaware

Vistana Vacation Ownership, Inc.	Florida

VSE 2016-A VOI Mortgage LLC	Delaware

VSE 2017-A VOI Mortgage, LLC	Delaware

VSE 2018-A VOI Mortgage, LLC	Delaware

VSE Myrtle Beach, LLC	South Carolina

VSE Pacific, Inc.	Florida
Entity also does business under the names:
• Hawaii Activity Planners
• The West Nanea Ocean Villas
• Westin Ka'anapali Ocean Resort Villas
• Westin Vacation Club

VSE Villas Arizona, Inc.	Arizona

VSE Vistana Villages, Inc.	Florida

Westin Sheraton Vacation Services, Inc.	Florida
Entity also does business under the names:
• Westin Vacations
• Sheraton Vacations

Worldwide Vacation & Travel, Inc.	Florida

Subsidiaries Organized in the United States	Jurisdiction of Organization
WVC Rancho Mirage, Inc.	Delaware

Subsidiaries Organized Outside the United States	Jurisdiction of Organization

Club Resorts No. 1 Australia Pty Ltd	Australia

Costa Del Sol Development Company N.V.	Aruba
Entity also does business under the name:
• Aruba Surf Club Development and Management Company

Hoteles Cabos K22.5, S. de R.L. de C.V.	Mexico-Baja California Sur

Hoteles Cancun K20, S. de R.L. de C.V.	Mexico

Hoteles Vallarta 205, S. de R.L. de C.V.	Mexico

Intercambios Internacionales de Vacaciones S.A. de C.V.	Mexico

Interval International Limited	England and Wales

Marriott Ownership Resorts (St. Thomas), Inc.	Virgin Islands - US

Marriott Resorts Hospitality of Aruba N.V.	Aruba

Marriott Vacation Club International of Aruba N.V.	Aruba

MGRC Management Limited	United Kingdom

MVCI Asia Pacific (Hong Kong) Pte. Limited	Hong Kong

MVCI Asia Pacific Pte. Ltd.	Singapore

MVCI Australia Pty Ltd.	Australia

MVCI France SAS	France

MVCI Holidays France S.A.S.	France

MVCI Holidays, S.L.	Spain

MVCI Management, S.L.	Spain

MVCI Playa Andaluza Holidays, S.L.	Spain

MVCI Services Designated Activity Company	Ireland

MVCI St. Kitts Company Limited	Saint Kitts & Nieves

MVCI (Thailand) Limited	Thailand

MVW International Holding Company S.à r.l.	Luxembourg

PT. Indonesia Bali Resort	Indonesia

PT. Indonesia MOC Services	Indonesia

R.M. Mexicana S.A. de C.V.	Mexico

Subsidiaries Organized Outside the United States	Jurisdiction of Organization

RC St. Thomas, LLC	Virgin Islands - US

Turistica Cancun S. de R.L. de C.V.	Mexico-Cancun, Quintana Roo

Vistana Bahamas Investments Limited	Bahama Islands

VSE Cancun Sales, S. de R.L. de C.V.	Mexico-Cancun, Quintana Roo

VSE Mexico Holding, S. de R.L. de C.V.	Mexico-Cancun, Quintana Roo

VSE Villas Los Cabos, S. de R.L. de C.V.	Mexico-Mexico, D.F.

Westin St. John Hotel Company, Inc.	Virgin Islands (US)

Westin Vacation Management Company	Virgin Islands (US)

WVC St. John, Inc.	Virgin Islands (US)

*	Marriott Vacations Worldwide Corporation owns less than 100%.